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                                                                    EXHIBIT 99.1




NEWS RELEASE

Contact(s):   Media Inquiries:                          Visteon Corporation
              Liane Smyth                               Public Affairs
              313-755-2916                              5500 Auto Club Drive
              lsmyth1@visteon.com                       Dearborn, MI 48126
                                                        Facsimile: 313-755-7983


              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com

                                                       [VISTEON LOGO]


FOR IMEDIATE RELEASE


VISTEON DECLARES THIRD QUARTER DIVIDEND

DEARBORN, Mich., July 11, 2001 -- The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on September 4, 2001, to shareholders of record as of August 3, 2001. This is Visteon's fifth dividend announcement since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has 82,000 employees and a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 25 countries.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com





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